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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in: (1) the Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan of Gaylord Entertainment Company; (2) the Registration Statement (Form S-8 No. 333-37053) pertaining to the 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (3) the Registration Statement (Form S-8 No. 333-79223) pertaining to the Employee Stock Purchase Plan of Gaylord Entertainment Company; (4) the Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (5) the Registration Statement (Form S-8 No. 333-40676) pertaining to the 1997 Omnibus Stock Option and Incentive Plan of Gaylord Entertainment Company; and (6) the Registration Statement (Form S-8 No. 333-110636) pertaining to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan of Gaylord Entertainment Company, of our report dated February 9, 2004, except for the ninth paragraph of Note 16, as to which the date is March 10, 2004, with respect to the consolidated financial statements of Gaylord Entertainment Company, and our report dated February 9, 2004, with respect to certain financial statement schedules, included in this Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2003.


                                             /s/ ERNST & YOUNG LLP

Nashville, Tennessee
April 19, 2004